EX-99.906CERT

CERTIFICATIONS

Timothy J. Riddle, Principal Executive Officer, and Neil Walker, Principal Financial Officer, of The Chartwell Funds (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2021 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

The Chartwell Funds	The Chartwell Funds

/s/ Timothy J. Riddle	/s/ Neil Walker
Timothy J. Riddle, Chairman, President and	Neil Walker, Treasurer and Chief Financial Officer
Chief Executive Officer

Date: February 28, 2022	Date: February 28, 2022

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Chartwell Funds and will be retained by The Chartwell Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission.